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                                                                EXHIBIT 8.1

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                                                                EXHIBIT 8.1


                                 [LETTERHEAD]


                                August 2, 1996

Paragon Group, Inc.
7557 Rambler Road
Suite 1200
Dallas, Texas 75231

Ladies and Gentlemen:

      We have acted as counsel to Paragon Group L.P. (the "Operating Partnership") and Paragon Group, Inc., a Maryland corporation (the "Company"), in connection with the registration by the Company of 5,021,193 shares common stock, par value $0.01 per share ("Common Stock") as more fully described in the Company's Registration Statement on Form S-3, filed with the Securities and Exchange Commission on April 16, 1996, as amended through the date hereof (the "Registration Statement," which includes the "Prospectus"). In connection with the filing of the Registration Statement, we have been asked to provide an opinion on certain federal income tax matters related to the Company. Capitalized terms used in this letter and not otherwise defined herein have the meaning set forth in the Prospectus.

      The opinions set forth in this letter are based on relevant provisions of the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations thereunder (including proposed and temporary Regulations), and interpretations of the foregoing as expressed in court decisions, administrative determinations, and the legislative history as of the date hereof. These provisions and interpretations are subject to change, which may or may not be retroactive in effect, that might result in modifications of our opinion.

      In rendering the following opinion, we have examined such statutes, regulations, records, certificates and other documents as we have considered necessary or appropriate as a basis for such opinion, including the following: (1) the Registration Statement (including the exhibits thereto and all amendments made thereto made through the date hereof); (2) the Second Amended and Restated Agreement of Limited Partnership of the Operating Partnership; (3) the Articles of Amendment and Restatement of Articles of Incorporation of the Company as in effect on the date hereof ("Charter"); (4) certain written representations of Paradim,


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Paragon Group, Inc.
August 2, 1996
Page 2

Inc. contained in a letter addressed to Hogan & Hartson L.L.P., dated on or about the date hereof (the "Paradim Representation Letter"); and (5) certain written representations of the Operating Partnership, the Company, and Paragon Residential Services, Inc. contained in a letter to Hogan & Hartson L.L.P. dated on or about the date hereof (the "Management Representation Letter").

      In our review, we have assumed, with your consent, that all of the representations and statements set forth in the documents we reviewed are true and correct, and all of the obligations imposed by any such documents on the parties thereto, including obligations imposed under the Charter, have been and will be performed or satisfied in accordance with their terms. Moreover, we have assumed that the Company, the Operating Partnership, Paragon Group GP Holdings, Inc., Paragon Group LP Holdings, Inc., Paragon Group Property Services, Inc. and Paragon Residential Services, Inc. each have been and will continue to be operated in the manner described in the relevant partnership agreement, articles of incorporation or other organizational documents and in the Prospectus and that, as represented by the Company, there are no agreements or understandings between the Company or the Operating Partnership on the one hand, and Texas Paragon Management Partners L.P. and/or its partners on the other, that are inconsistent with Texas Paragon Management Partners L.P. being considered to be both the record and beneficial owner of more than 90% of the outstanding voting stock of each of Paragon Group Property Services, Inc. (prior to the sale of that stock to Insignia Financial Group) and Paragon Residential Services, Inc. We also have assumed the genuineness of all signatures, the proper execution of all documents, the authenticity of all documents submitted to us as originals, the conformity to originals of documents submitted to us as copies, and the authenticity of the originals from which any copies were made.

      To the extent that the representations of the Company, the Operating Partnership, and Paragon Residential Services, Inc. are with respect to matters set forth in the Code or Treasury Regulations, we have reviewed with the individuals making such representations the relevant provisions of the Code, the applicable Treasury Regulations and published administrative interpretations thereof.

      For purposes of rendering our opinion, we have not made an independent investigation of the facts set forth in any of the above-referenced documents, including the Registration Statement, the Management
Representation Letter and the Paradim Representation Letter. We have consequently relied upon your representations that the information presented in such documents or otherwise furnished to us accurately and completely describes all material facts


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Paragon Group, Inc.
August 2, 1996
Page 3

relevant to our opinions. No facts have come to our attention, however, that would cause us to question the accuracy and completeness of such facts or documents in a material way.

     We assume for the purposes of this opinion that the Company is a validly organized and duly incorporated corporation under the laws of the State of Maryland, that Paragon Group GP Holdings, Inc., Paragon Group LP Holdings, Inc., and Paragon Residential Services, Inc. are validly organized and duly incorporated corporations under the laws of the State of Delaware, and that the Operating Partnership is a duly organized and validly existing limited partnership under the laws of the State of Delaware.

     Based upon, and subject to, the foregoing and the next paragraph below, we are of the opinion that:

     1. The Company was organized and has operated in conformity with the requirements for qualification and taxation as a real estate investment trust ("REIT") under the Code for its taxable years ended December 31, 1994 and December 31, 1995 and the Company's current organization and method of operation should enable it to continue to meet the requirements for qualification and taxation as a REIT.

     2. The discussion in the Prospectus under the heading "Federal Income Tax Considerations," to the extent it describes matters of law or legal conclusions, is correct in all material respects and fairly summarizes the federal income tax considerations that are likely to be material to a holder of Common Stock.

     We assume no obligation to advise you of any changes in our opinion subsequent to the delivery of this opinion letter. The Company's qualification and taxation as a REIT depend upon the Company's ability to meet on a continuing basis, through actual annual operating and other results, the various requirements under the Code and described in the Prospectus with regard to, among other things, the sources of its gross income, the composition of its assets, the level of its distributions to stockholders, and the diversity of its stock ownership. Hogan & Hartson L.L.P. will not review the Company's compliance with these requirements on a continuing basis. Accordingly, no assurance can be given that the actual results of the Company's operations, the sources of its income, the nature of its assets, the level of its distributions to stockholders and the diversity of its stock


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Paragon Group, Inc.
August 2, 1996
Page 4

ownership for any given taxable year will satisfy the requirements under the Code for qualification and taxation as a REIT.

     This opinion letter has been prepared solely for your benefit in connection with the filing of the Registration Statement. The opinion may not be used or relied upon by any other person or for any other purpose and may not be disclosed, quoted, filed with a governmental agency or otherwise referred to without our prior written consent. We hereby consent to the use and filing of this opinion as an exhibit to the Registration Statement on Form S-3 for the registration of shares of Common Stock of Paragon Group, Inc. and to all references to us in the Registration Statement.

                                     Very truly yours,

                                     /s/ HOGAN & HARTSON L.L.P.
                                     -----------------------------
                                     Hogan & Hartson L.L.P.